                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 14, 2000

                         PentaStar Communications, Inc.
             (Exact Name of registrant as specified in its charter)

         Delaware                         0-27709                 84-1502003
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
  of incorporation)                                          Identification No.)

          1660 Wynkoop Street, Suite 1010 Denver, CO                80202
          ------------------------------------------              ----------
            (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code  (303) 825-4400

                       1522 Blake Street Denver, CO 80202
                       ----------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         On November 14, 2000, PentaStar Communications, Inc., completed the acquisition of Lynx Communications, Inc. d/b/a Linear Communications, Inc. ("Linear"). Attached to this Current Report on Form 8-K as Exhibit 99 is a copy of the Company's related press release dated November 14, 2000.

Item 7.  Financial Statements and Exhibits

         Exhibit 99 Press release of the Company dated November 14, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 16, 2000                    PENTASTAR COMMUNICATIONS, INC.

                                                     By:   /s/ David L. Dunham
                                                        ------------------------
                                                        David L. Dunham
                                                     Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  99        Press Release of the Company Dated November 14, 2000.

                                                                      EXHIBIT 99

                                [PENTASTAR LOGO]


                  PENTASTAR COMMUNICATIONS, INC. ANNOUNCES THE
                   ACQUISITION OF LINEAR COMMUNICATIONS, INC.

Denver, Colorado (November 14, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), the nation's largest communications services agent, announced today that it has completed the acquisition of Lynx Communications, Inc. d/b/a Linear Communications, Inc. ("Linear"). The Linear transaction is PentaStar's ninth acquisition this year and establishes PentaStar's presence in the Southeast.

Linear, founded in 1999 and located in Atlanta, Georgia, is BellSouth's largest communications services agent, focused on selling voice, data, and Internet services in BellSouth's nine-state region. Annualized run rate revenue for Linear is approximately $2 million.

Under the terms of the merger agreement, the consideration for the transaction includes approximately $2 million in PentaStar common stock and cash plus the assumption of certain operating liabilities. Of the common stock paid at closing, $833,000 is held in escrow and is subject to forfeiture if Linear's earnings before interest, taxes and amortization ("EBITA") during the period from October 1, 2000 through September 30, 2001, fails to reach specified levels. Linear may also earn additional consideration based upon EBITA performance.

"The acquisition of Linear provides PentaStar with the opportunity to significantly expand into BellSouth's Southeast markets with a data-oriented management team. We look to strategically expand in the Southeast and in particular establish a presence in the high-growth areas of the Carolinas, Florida and Georgia. We are excited to add Linear to the PentaStar team and look to them to lead the charge in growing our business in this region," said Bob Lazzeri, Chief Executive Officer of PentaStar.

"By joining PentaStar, we will be able to provide our customers with a nationwide solution for their communications needs and offer comprehensive communication services including local access, wireless, Internet and data-oriented services," said Mark Robbins, President of Linear.

PentaStar has strategic agency relationships with all regional bell operating companies, and other telecommunications service providers including AT&T, Cable & Wireless, Global Crossing, Intermedia Communications and MCI WorldCom.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communication solutions for its business customers. PentaStar's common stock is traded on the Nasdaq National Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1660

Wynkoop St., Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com.



This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. The following important factors and uncertainties, among others, could cause our actual results to differ materially from those described in these forward-looking statements: our lack of combined operating history and our untested business model; our success in carrying out our acquisition strategy; our reliance on regional bell operating companies and other service providers for communications services; our ability to increase revenues from service providers other than local access service providers. For a detailed discussion of these and other factors that could affect actual results or outcomes please refer to PentaStar's filings with the Securities and Exchange Commission, including PentaStar's Form 10-KSB for the fiscal year 1999 and all other Securities and Exchange Commission filings submitted as of this date.

                                      # # #

CONTACT INFORMATION:
         Nancy Shipp
         PentaStar Communications, Inc.
         E-mail:  nancy.shipp@pentastarcom.com
         Phone:   303-825-4400